Exhibit 99.1

January 22, 2025
Phoenix, Arizona

Knight-Swift Transportation Holdings Inc. Reports Fourth Quarter 2024 Revenue and Earnings
Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift" or the "Company"), one of the largest and most diversified freight transportation companies, operating the largest full truckload fleet in North America, today reported fourth quarter 2024 net income attributable to Knight-Swift of $69.5 million and Adjusted Net Income Attributable to Knight-Swift2 of $58.5 million. GAAP earnings per diluted share for the fourth quarter of 2024 were $0.43, compared to $(0.07) for the fourth quarter of 2023. The Adjusted EPS2 was $0.36 for the fourth quarter of 2024, compared to $0.09 for the fourth quarter of 2023.

Key Financial Highlights
During the fourth quarter of 2024, consolidated total revenue was $1.9 billion, which is a 3.5% decrease from the fourth quarter of 2023. Consolidated operating income was $78.0 million, reflecting an increase of 326.4% as compared to the same quarter last year. Our consolidated operating ratio for the quarter was 95.8%, and the Adjusted Operating Ratio2 was 93.7%, both of which improved over 300 basis points over the prior year.
•Truckload — 92.2% Adjusted Operating Ratio, an improvement of 170 basis points year-over-year and 340 basis points sequentially, as our legacy truckload business achieved an Adjusted Operating Ratio in the upper 80s. Revenue, excluding fuel surcharge and intersegment transactions, decreased 4.4%, but Adjusted Operating Income increased 22.9% year-over-year. Revenue per loaded mile, excluding fuel surcharge and intersegment transactions, decreased 0.7% year-over-year but increased 1.1% compared to the third quarter.
•LTL — 94.5% Adjusted Operating Ratio, with a 20.2% year-over-year increase in revenues, excluding fuel surcharge. Shipments per day increased 13.3%, and revenue per hundredweight excluding fuel surcharge increased 9.6% year-over-year. Adjusted Operating Income declined by 54.9% due to start-up costs and early-stage operations at recently opened facilities as well as costs to complete the system integration following the third quarter acquisition of the less-than-truckload division of Dependable Highway Express, Inc. (the "DHE" acquisition). We opened four new locations during the fourth quarter, bringing the total of new locations to 51 for the year, which includes the DHE acquisition, as we continue to invest in our network.
•Logistics — 93.7% Adjusted Operating Ratio with a gross margin of 17.3%. Revenue, excluding intersegment transactions, increased 2.1% year-over-year with revenue per load up 12.3% and load count down 9.9%.
•Intermodal — 101.5% operating ratio, with revenue, excluding intersegment transactions, up 4.9%. Load count increased 10.2% year-over-year, with monthly volume trends during the quarter sustaining better than the prior year period. Revenue per load was down 4.8% year-over-year but flat sequentially.

	Quarter Ended December 31, [1]
	2024	2023	Change
	(Dollars in thousands, except per share data)
Total revenue	$1,864,281	$1,931,919	(3.5)%
Revenue, excluding truckload and LTL fuel surcharge	$1,676,549	$1,692,179	(0.9)%
Operating income	$77,953	$18,280	326.4%
Adjusted Operating Income [2]	$106,133	$46,754	127.0%
Net income (loss) attributable to Knight-Swift	$69,497	$(10,655)	752.2%
Adjusted Net Income Attributable to Knight-Swift [2]	$58,489	$14,468	304.3%
Earnings (loss) per diluted share	$0.43	$(0.07)	714.3%
Adjusted EPS [2]	$0.36	$0.09	300.0%

1For information regarding comparability of the reported results due to acquisitions, refer to footnote 1 of the Condensed Consolidated Statements of Comprehensive Income in the schedules following this release.
2See GAAP to non-GAAP reconciliation in the schedules following this release.
Our GAAP and non-GAAP results for the quarter include certain items that impact the comparability of year-over-year results. These items include the $6.5 million increase in net interest expense, a $5.4 million decrease in gain on sale, the 26.7% increase in the effective tax rate on our GAAP results, and the 5.8% decrease in the effective tax rate on our non-GAAP results, year-over-year. Further, the prior year fourth quarter included a $71.7 million operating loss for the third-party carrier insurance program within our All Other Segments; this program was wound down in the first quarter of 2024. Additionally, our GAAP results include an $8.1 million impairment charge and a $36.6 million benefit for a mark-to-market adjustment related to certain purchase price obligations associated with the acquisition of U.S. Xpress, both of which are excluded from our non-GAAP results.
Adam Miller, CEO of Knight-Swift, commented, "The fourth quarter showed the benefits of our diversified business model, as improvement in our truckload segment offset cost headwinds from the significant expansion in our LTL segment. Truckload freight conditions in the fourth quarter largely played out as expected, as the hurricane and port strike disruptions at the beginning of the quarter gave way to a modest amount of seasonal strength, spot rate improvement, and the return of some project opportunities. Some pockets of tightness occurred in specific regions, but this was not broad-based. Similarly, not all of our brands experienced the same degree of project activity, with our larger brands receiving the most opportunities as a result of having scale with over-the-road capacity and trailer resources."
"The LTL market saw slightly less supportive demand, though pricing trends held strong. We made further progress on our LTL expansion strategy during the quarter, through opening the four planned locations and by completing the system integration of DHE just over three months since the acquisition. This means our three brands in LTL are on one system, operating through one network, and producing one bid response to the customer while we leverage local expertise, relationships, and brand identity to benefit our customers and employees. The cost headwinds from this integration and the pace of our network expansion are initially a drag on margins given our focus on maintaining service as we transitioned DHE and as we endeavor to grow volumes and calibrate the network while growing our service center count over 40% and door count over 30% in 2024. We believe these investments position us for growth and further synergy opportunities across our services while yielding a compelling runway for margin improvement in the long run."
"While current freight market conditions have been choppy, we are encouraged by customer sentiment, seasonal spot rate progression, the continued erosion of capacity, and early bid season activity - all of which point to a more balanced market than we have seen in roughly three years. The environment still calls for disciplined execution with little margin for error, but we anticipate 2025 will be a year of gradual recovery in market conditions that bridges to a more constructive 2026."
Other Income — We recorded $43.2 million of income within "Other income, net" in the fourth quarter of 2024, compared to $6.8 million of income in the fourth quarter of 2023. The current quarter results include a $36.6 million benefit for the mark-to-market adjustment related to certain purchase price obligations associated with the acquisition of U.S. Xpress. This benefit has been excluded from our non-GAAP results.
Income Taxes — The effective tax rate on our GAAP results was 13.4% for the fourth quarter of 2024, compared to (13.3)% for the fourth quarter of 2023. The effective tax rate on our non-GAAP results was 18.5% for the fourth quarter of 2024, compared to 24.3% for the fourth quarter of 2023. We expect the full year 2025 effective tax rate will be approximately 25.5% to 26.5% on our GAAP results and approximately 24.5% to 25.5% on our non-GAAP results.
Dividend — On November 6, 2024, our board of directors declared a quarterly cash dividend of $0.16 per share of our common stock. The dividend was payable to the Company's stockholders of record as of December 6, 2024, and was paid on December 23, 2024.

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Segment Financial Performance
Truckload Segment

	Quarter Ended December 31,
	2024	2023	Change
	(Dollars in thousands)
Revenue, excluding fuel surcharge and intersegment transactions	$1,104,310	$1,155,723	(4.4%)
Operating income	$76,359	$65,806	16.0%
Adjusted Operating Income [1]	$85,969	$69,942	22.9%
Operating ratio	93.9%	95.1%	(120	bps)
Adjusted Operating Ratio [1]	92.2%	93.9%	(170	bps)

1See GAAP to non-GAAP reconciliation in the schedules following this release.
Our diverse Truckload segment consists of our irregular route truckload, dedicated truckload, refrigerated, expedited, flatbed, and cross-border operations across our brands with approximately 15,800 irregular route tractors and nearly 6,400 dedicated tractors.
Our Truckload segment revenue, excluding fuel surcharge and intersegment transactions, declined 4.4% year-over-year, driven by a 3.7% decrease in loaded miles, primarily in our dedicated services. Revenue per loaded mile, excluding fuel surcharge and intersegment transactions, declined 0.7% year-over-year but increased 1.1% over the third quarter. The fourth quarter Adjusted Operating Ratio improved 170 basis points year-over-year to 92.2%. On a sequential basis, the Adjusted Operating Ratio improved 340 basis points over the third quarter, reflecting improvements of 100 basis points for U.S. Xpress and 430 basis points for our legacy trucking businesses. Notably, the Adjusted Operating Ratio for our legacy trucking businesses returned to the 80s for the first time in seven quarters. Miles per tractor improved sequentially and year-over-year as we work to drive productivity and dispose of underutilized assets. Adjusted Operating Expenses per mile decreased 2.2% year-over-year as we continue to execute our cost reduction initiatives to improve our cost structure. We are focused on disciplined pricing and capacity commitments that we expect will position our business to continue to respond as market conditions improve.
LTL Segment 1

	Quarter Ended December 31,
	2024	2023	Change
	(Dollars in thousands)
Revenue, excluding fuel surcharge	$278,899	$232,077	20.2%
Operating income	$9,498	$29,785	(68.1%)
Adjusted Operating Income [2]	$15,216	$33,705	(54.9%)
Operating ratio	97.0%	89.2%	780	bps
Adjusted Operating Ratio [2]	94.5%	85.5%	900	bps

1For information regarding comparability of the reported results due to acquisitions, refer to footnote 1 of the Condensed Consolidated Statements of Comprehensive Income in the schedules following this release.
2See GAAP to non-GAAP reconciliation in the schedules following this release.
Our LTL segment grew revenue, excluding fuel surcharge, 20.2% as shipments per day increased 13.3% year-over-year, which includes the acquisition of DHE on July 30, 2024. Revenue per hundredweight, excluding fuel surcharge, increased 9.6%, while revenue per shipment, excluding fuel surcharge, increased by 6.6%, reflecting a 2.8% decrease in weight per shipment. This segment produced a 94.5% Adjusted Operating Ratio during the fourth quarter, while Adjusted Operating Income decreased 54.9% year-over-year primarily due to start-up costs and early-stage operations at our recently opened facilities and costs related to the system integration of DHE, which was completed during the quarter.

3

During 2024, we opened 37 additional service centers and added 14 more facilities through the DHE acquisition in the third quarter. Overall, our organic and inorganic expansion activities in 2024 added nearly 1,430 doors, representing over 30% growth in our door count from the beginning of the year. We believe this meaningfully impacts the reach of our service offering and ultimately will increase the density of our network. We believe the investments in our network during 2024 bring opportunities to service additional freight and customers, though the associated set-up costs and initial operational inefficiencies are near-term headwinds to improving margins. Our focus for 2025 will be to grow shipment volumes at these locations, particularly as they participate in the bid cycle, which we expect will help drive both revenue and margin expansion in the business. While we currently anticipate that our pace of facility additions will slow in 2025, we continue to look for both organic and inorganic opportunities to geographically expand our footprint within the LTL market.
Logistics Segment

	Quarter Ended December 31,
	2024	2023	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$167,991	$164,535	2.1%
Operating income	$9,396	$10,668	(11.9%)
Adjusted Operating Income [1]	$10,560	$11,278	(6.4%)
Operating ratio	94.4%	93.5%	90	bps
Adjusted Operating Ratio [1]	93.7%	93.1%	60	bps

1See GAAP to non-GAAP reconciliation in the schedules following this release.
The Logistics segment Adjusted Operating Ratio was 93.7%, with a gross margin of 17.3% in the fourth quarter of 2024. Logistics load count was down 9.9% year-over-year, though load count improved 7.2% over the third quarter. Revenue per load increased year-over-year by 12.3% in the fourth quarter, but this was offset by increased purchased transportation costs. We remain disciplined on price and diligent in carrier qualification to provide value to customers while maintaining profitability. We continue to leverage our power-only capabilities to complement our asset business, build a broader and more diversified freight portfolio, and to enhance the returns on our capital assets.
Intermodal Segment

	Quarter Ended December 31,
	2024	2023	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$99,040	$94,431	4.9%
Operating loss	$(1,446)	$(4,453)	67.5%
Operating ratio	101.5%	104.7%	(320	bps)

The Intermodal segment improved its operating ratio to 101.5% while growing total revenue 4.9% year-over-year. The revenue increase was driven by a 10.2% increase in load count, partially offset by a 4.8% decline in revenue per load year-over-year. We remain focused on growing our load count with disciplined pricing across a diverse group of customers.

4

All Other Segments

	Quarter Ended December 31,
	2024	2023	Change
	(Dollars in thousands)
Total revenue	$44,700	$70,288	(36.4%)
Operating loss	$(15,854)	$(83,526)	81.0%

All Other Segments include support services provided to our customers, independent contractors, and third-party carriers, including equipment leasing, warehousing, trailer parts manufacturing, insurance, equipment maintenance, and warranty services. All Other Segments also include certain corporate expenses (such as legal settlements and accruals, as well as $11.7 million in quarterly amortization of intangibles related to the 2017 merger between Knight and Swift and certain acquisitions).
Revenue within our All Other Segments for the fourth quarter declined 36.4% year-over-year, largely as a result of winding down our third-party carrier insurance program in the first quarter. The $15.9 million operating loss within our All Other Segments is primarily driven by the intangible amortization and also includes a loss in the warehousing business as well as the costs to transfer the remaining risk from the third-party insurance business to another insurance company during the quarter. The operating loss within our All Other Segments improved from the fourth quarter of the prior year, which had included a $71.7 million operating loss for the third-party insurance business.

5

Consolidated Liquidity, Capital Resources, and Earnings Guidance
Cash Flow Sources (Uses) 1

	Year-to-Date December 31,
	2024	2023	Change
	(In thousands)
Net cash provided by operating activities	$799,063	$1,161,676	$(362,613)
Net cash used in investing activities	(759,122)	(1,228,025)	468,903
Net cash (used in) provided by financing activities	(139,397)	150,690	(290,087)
Net (decrease) increase in cash, restricted cash, and equivalents [2]	$(99,456)	$84,341	$(183,797)
Net capital expenditures	$(565,227)	$(778,984)	$213,757

1For information regarding comparability of the reported results due to acquisitions, refer to footnote 1 of the Condensed Consolidated Statements of Comprehensive Income in the schedules following this release.
2"Net (decrease) increase in cash, restricted cash, and equivalents" is derived from changes within "Cash and cash equivalents," "Cash and cash equivalents – restricted," and the long-term portion of restricted cash included in "Other long-term assets" in the condensed consolidated balance sheets.
Liquidity and Capitalization — As of December 31, 2024, we had a balance of $1.1 billion of unrestricted cash and available liquidity and $7.1 billion of stockholders' equity. The face value of our debt, net of unrestricted cash ("Net Debt") was $2.7 billion as of December 31, 2024. Free Cash Flow3 for the year ended December 31, 2024, was $233.8 million, which was negatively impacted by our decision to transfer $161.1 million of third-party insurance claim liabilities to another insurance company as discussed during the first quarter, which was funded by transferring the corresponding restricted cash held in trust for payment of the third-party insurance claims. The use of restricted cash in this transaction does not impact the availability of operating cash for the needs of our ongoing businesses. During the year ended December 31, 2024, we generated $799.1 million in operating cash flows, paid down $134.8 million in finance lease liabilities, paid down $175.9 million on our operating lease liabilities, and had $97.2 million of net borrowings on our 2021 Revolver and accounts receivable securitization.
Equipment and Capital Expenditures — Gain on sale was $12.6 million in the fourth quarter of 2024, compared to $18.0 million in the same quarter of 2023. The average age of the tractor fleet within our Truckload segment was 2.6 years in the fourth quarter of 2024, compared to 2.5 years in the same quarter of 2023. The average age of the tractor fleet within our LTL segment was 4.2 years in the fourth quarter of 2024 and 4.4 years in the same quarter of 2023. Cash capital expenditures, net of disposal proceeds, were $565.2 million for the year ending December 31, 2024. We expect net cash capital expenditures will be in the range of $575 million - $625 million for full-year 2025. Our expected net cash capital expenditures primarily represent replacements of existing tractors and trailers and investments in our terminal network, driver amenities, and technology, and excludes acquisitions.
________
3See GAAP to non-GAAP reconciliations in the schedules following this release.
Guidance — We expect that Adjusted EPS1 will range from $0.29 to $0.33 for the first quarter of 2025 and that Adjusted EPS1 for the second quarter of 2025 will range from $0.46 to $0.50. Because we anticipate a gradual recovery in market conditions in 2025, we are not reflecting a sharp inflection for the purposes of these forecasts but are rather basing these ranges on expected seasonality and a steady improvement in existing market conditions. Our expected Adjusted EPS1 ranges are based on the current truckload, LTL, and general market conditions, recent trends, and the current beliefs, assumptions, and expectations of management, as follows:
Truckload
•Truckload Segment revenue seasonally down low-to-mid single-digit percent sequentially in the first quarter and up mid-single-digit percent sequentially into the second quarter with operating margins declining modestly sequentially in the first quarter and increasing modestly sequentially into the second quarter,
•Tractor count down low single-digit percent sequentially in the first quarter and flat sequentially into the second quarter.

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LTL
•LTL Segment revenue, excluding fuel surcharge, growth between 20% - 25% year-over-year in first and second quarters driven by shipment count growth from our expanding network, the inclusion of DHE, and yield improvement,
•Adjusted Operating Ratio modestly improves sequentially in the first quarter and moves into high 80’s in the second quarter as shipment count growth improves optimization, efficiency, and cost absorption.

Logistics
•Logistics Segment revenue up high single-digit percent year-over-year in both first and second quarters, with Adjusted Operating Ratio remaining stable with fourth quarter levels.

Intermodal
•Intermodal Segment load count up low-to-mid-teens percent year-over-year in both first and second quarters with approximately break-even operating margins in first quarter and moving into high 90’s in second quarter.

All Other
•All Other Segment operating income, before including the $11.7 million quarterly intangible asset amortization, of approximately $8 million to $12 million in first and second quarters. Beginning in 2025, we expect more consistent quarterly earnings throughout the year.

Additional
•Equipment gains to be in the range of $10 million to $15 million in the first quarter and $12 million to $17 million in the second quarter,
•Net interest expense down modestly sequentially in the first quarter and stable sequentially into the second quarter,
•Net cash capital expenditures for the full year 2025 expected range of $575 million - $625 million,
•Expected effective tax rate on adjusted income before taxes of approximately 24.5% to 25.5% for full year 2025.

The factors described under "Forward-Looking Statements," among others, could cause actual results to materially vary from this guidance. Further, we cannot estimate on a forward-looking basis, the impact of certain income and expense items on our earnings per share, because these items, which could be significant, may be infrequent, are difficult to predict, and may be highly variable. As a result, we do not provide a corresponding GAAP measure for, or reconciliation to, our Adjusted EPS1 guidance.
________
1Our calculation of Adjusted EPS starts with GAAP diluted earnings per share and adds back the after-tax impact of intangible asset amortization (which is expected to be approximately $0.36 for full-year 2025), as well as non-cash impairments and certain other unusual items, if any.

Conference Call
Knight-Swift will host a conference call to discuss the earnings release, the results of operations, and other matters following its earnings press release on Wednesday, January 22, 2025, at 4:30 p.m. EST. An online, real-time webcast of the quarterly conference call will be available on the Company's website at investor.knight-swift.com. Please note that since the call is expected to begin promptly as scheduled, you will need to join a few minutes before that time. Slides to accompany this call will also be posted on the Company’s website and will be available to download just before the scheduled conference call. To view the slides or listen to the webcast, please visit investor.knight-swift.com, "Knight-Swift Q4 2024 Earnings."

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Other Information

About Knight-Swift
Knight-Swift Transportation Holdings Inc. is one of North America's largest and most diversified freight transportation companies, providing multiple full truckload, LTL, intermodal, and logistics services. Knight-Swift uses a nationwide network of business units and terminals in the United States and Mexico to serve customers throughout North America. In addition to operating one of the country's largest tractor fleets, Knight-Swift also contracts with third-party equipment providers to provide a broad range of transportation services to our customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

Investor Relations Contact Information
Adam Miller, Chief Executive Officer, Andrew Hess, Chief Financial Officer, or Brad Stewart, Treasurer & SVP Investor Relations: (602) 606-6349

Forward-Looking Statements
This press release contains statements that may constitute forward-looking statements, usually identified by words such as "anticipates," "believes," "estimates," "plans,'' "projects," "expects," "hopes," "intends," "strategy," "design", ''focus," "outlook," "foresee," "will," "could," "should," "may," "feel", "goal," "continue," or similar expressions. Such statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including without limitation: any projections of or guidance regarding earnings, earnings per share, Adjusted EPS, revenues, cash flows, dividends, share repurchases, leverage ratio, capital expenditures (including the nature and funding thereof), gain on sale, tax rates, capital structure, capital allocation, liquidity, or other financial items; any statement of plans, strategies, and objectives of management for future operations; any statements concerning proposed acquisition plans, new services, or growth strategies or opportunities; any statements regarding future economic, industry, or Company conditions, environment, or performance, including, without limitation, expectations regarding future supply or demand, volume, capacity, rates, costs, inflation, or seasonality; future performance or growth of any of our reportable segments, including expected revenues, costs, utilization, or rates within our Truckload segment, expected network, door count, volumes, capacity, or margin within our LTL segment, expected freight portfolio, pricing, or return on capital assets within our Logistics segment, and expected pricing, freight portfolio, or volumes within our Intermodal segment; any statements under “Guidance”; and any statements of belief and any statement of assumptions underlying any of the foregoing.
Forward-looking statements are inherently uncertain, and are based upon the current beliefs, assumptions, and expectations of management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factors section of Knight-Swift's Annual Report on Form 10-K for the year ended December 31, 2023, and various disclosures in our press releases, stockholder reports, and Current Reports on Form 8-K. If the risks or uncertainties ever materialize, or the beliefs, assumptions, or expectations prove incorrect, our business and results of operations may differ materially from those expressed or implied by such forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof, and we disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

8

Financial Statements

Condensed Consolidated Statements of Comprehensive Income (Unaudited) [1]

	Quarter Ended December 31,		Year-to-Date December 31,
	2024	2023	2024	2023
	(In thousands, except per share data)
Revenue:
Revenue, excluding truckload and LTL fuel surcharge	$1,676,549	$1,692,179	$6,611,957	$6,308,169
Truckload and LTL fuel surcharge	187,732	239,740	798,121	833,597
Total revenue	1,864,281	1,931,919	7,410,078	7,141,766
Operating expenses:
Salaries, wages, and benefits	710,844	699,237	2,821,987	2,479,759
Fuel	200,495	249,972	871,146	878,407
Operations and maintenance	131,581	129,887	546,883	473,491
Insurance and claims	101,258	185,326	415,652	609,536
Operating taxes and licenses	33,582	32,296	127,505	117,024
Communications	6,944	9,317	31,152	29,661
Depreciation and amortization of property and equipment	178,209	176,002	717,522	664,962
Amortization of intangibles	19,271	18,543	75,280	70,138
Rental expense	42,417	48,727	171,665	130,269
Purchased transportation	311,520	321,165	1,170,806	1,190,836
Impairments	8,145	2,236	19,012	2,236
Miscellaneous operating expenses	42,062	40,931	198,080	157,294
Total operating expenses	1,786,328	1,913,639	7,166,690	6,803,613
Operating income	77,953	18,280	243,388	338,153
Other income (expenses):
Interest income	3,712	5,478	16,556	21,577
Interest expense	(45,042)	(40,301)	(171,158)	(127,100)
Other income, net	43,211	6,844	60,260	37,659
Total other income (expenses), net	1,881	(27,979)	(94,342)	(67,864)
Income (loss) before income taxes	79,834	(9,699)	149,046	270,289
Income tax expense	10,707	1,294	32,960	54,768
Net income (loss)	69,127	(10,993)	116,086	215,521
Net loss attributable to noncontrolling interest	370	338	1,540	1,628
Net income (loss) attributable to Knight-Swift	$69,497	$(10,655)	$117,626	$217,149
Other comprehensive (loss) income	(610)	(167)	388	1,606
Comprehensive income (loss)	$68,887	$(10,822)	$118,014	$218,755

Earnings (Loss) per share:
Basic	$0.43	$(0.07)	$0.73	$1.35
Diluted	$0.43	$(0.07)	$0.73	$1.34

Dividends declared per share:	$0.16	$0.14	$0.64	$0.56

Weighted average shares outstanding:
Basic	161,894	161,376	161,738	161,188
Diluted	162,392	161,996	162,173	161,826
_________
1The reported results do not include the results of operations of U.S. Xpress and its subsidiaries prior to its acquisition by Knight-Swift on July 1, 2023 in accordance with the accounting treatment applicable to the transaction. The reported results do not include the results of operations of DHE prior to its acquisition by Knight-Swift on July 30, 2024 in accordance with the accounting treatment applicable to the transaction.

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Condensed Consolidated Balance Sheets (Unaudited)

	December 31, 2024	December 31, 2023
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$218,261	$168,545
Cash and cash equivalents – restricted	147,684	297,275
Restricted investments, held-to-maturity, amortized cost	—	530
Trade receivables, net of allowance for doubtful accounts of $37,797 and $39,458, respectively	803,696	888,603
Contract balance – revenue in transit	7,238	12,246
Prepaid expenses	123,089	148,696
Assets held for sale	82,993	83,366
Income tax receivable	37,260	65,815
Other current assets	28,520	43,939
Total current assets	1,448,741	1,709,015
Property and equipment, net	4,703,385	4,616,399
Operating lease right-of-use assets	372,841	484,821
Goodwill	3,962,142	3,848,798
Intangible assets, net	2,057,044	2,058,882
Other long-term assets	154,379	152,850
Total assets	$12,698,532	$12,870,765

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$329,697	$355,173
Accrued payroll and purchased transportation	194,875	164,884
Accrued liabilities	64,100	220,350
Claims accruals – current portion	249,953	480,200
Finance lease liabilities and long-term debt – current portion	288,428	459,759
Operating lease liabilities – current portion	120,715	144,921
Accounts receivable securitization – current portion	458,983	—
Total current liabilities	1,706,751	1,825,287
Revolving line of credit	232,000	67,000
Long-term debt – less current portion	1,445,313	1,223,021
Finance lease liabilities – less current portion	457,303	407,150
Operating lease liabilities – less current portion	274,549	371,407
Accounts receivable securitization	—	526,508
Claims accruals – less current portion	335,880	315,476
Deferred tax liabilities	919,814	951,749
Other long-term liabilities	210,117	79,086
Total liabilities	5,581,727	5,766,684
Stockholders’ equity:
Common stock	1,619	1,613
Additional paid-in capital	4,446,726	4,426,852
Accumulated other comprehensive loss	(442)	(830)
Retained earnings	2,661,064	2,659,755
Total Knight-Swift stockholders' equity	7,108,967	7,087,390
Noncontrolling interest	7,838	16,691
Total stockholders’ equity	7,116,805	7,104,081
Total liabilities and stockholders’ equity	$12,698,532	$12,870,765

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Segment Operating Statistics (Unaudited)

Quarter Ended December 31,	Year-to-Date December 31,
2024	2023	Change	2024	2023	Change
Truckload [1]
Average revenue per tractor [2]	$49,726	$48,907	1.7%	$193,436	$209,258	(7.6%)
Non-paid empty miles percentage	13.9%	13.9%	—	bps	14.0%	14.3%	(30)	bps
Average length of haul (miles)	377	394	(4.3%)	383	393	(2.5%)
Miles per tractor [2]	20,702	20,222	2.4%	81,563	85,233	(4.3%)
Average tractors	22,208	23,631	(6.0%)	22,791	20,948	8.8%
Average trailers [3]	93,397	96,085	(2.8%)	92,831	87,865	5.7%

LTL [4]
Shipments per day	21,870	19,300	13.3%	20,756	18,899	9.8%
Weight per shipment (pounds)	1,004	1,033	(2.8%)	1,005	1,048	(4.1%)
Average length of haul (miles)	605	567	6.7%	589	553	6.5%
Revenue per shipment	$205.86	$199.30	3.3%	$202.67	$193.32	4.8%
Revenue xFSC per shipment	$178.23	$167.22	6.6%	$174.10	$163.10	6.7%
Revenue per hundredweight	$20.50	$19.29	6.3%	$20.17	$18.44	9.4%
Revenue xFSC per hundredweight	$17.75	$16.19	9.6%	$17.33	$15.56	11.4%
Average tractors [5]	3,762	3,271	15.0%	3,569	3,201	11.5%
Average trailers [6]	10,775	8,595	25.4%	9,564	8,482	12.8%

Logistics [1]
Revenue per load - Brokerage only [7]	$2,074	$1,847	12.3%	$1,894	$1,724	9.9%
Gross margin - Brokerage only	17.3%	17.8%	(50	bps)	17.5%	18.7%	(120)	bps

Intermodal
Average revenue per load [7]	$2,565	$2,695	(4.8%)	$2,590	$2,842	(8.9%)
Load count	38,607	35,041	10.2%	149,512	144,471	3.5%
Average tractors	614	615	(0.2%)	615	639	(3.8%)
Average containers	12,556	12,582	(0.2%)	12,572	12,730	(1.2%)

1Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
2Computed with revenue, excluding fuel surcharge and intersegment transactions. In order to improve comparability, average tractors of 19,264 is used as the denominator in the average revenue per tractor and total miles per tractor calculations for year-to-date 2023, reflecting the pro-rata portion of the year for which U.S. Xpress' results of operations were reported following the close of the U.S. Xpress acquisition.
3Fourth quarter 2024 and 2023 includes 9,787 and 9,100 trailers, respectively, related to leasing activities recorded within our All Other Segments. The year-to-date period ending December 31, 2024 and 2023 includes 8,985 and 8,724 trailers, respectively, related to leasing activities recorded within our All Other Segments.
4Operating statistics within the LTL segment exclude dedicated and other businesses.
5Our LTL tractor fleet includes 638 and 613 tractors from ACT's and MME's dedicated and other businesses for the fourth quarter of 2024 and 2023, respectively. Our LTL tractor fleet includes 619 and 611 tractors from ACT's and MME's dedicated and other businesses for the year-to-date period ending December 31, 2024 and 2023, respectively.
6Our LTL trailer fleet includes 1,009 and 560 trailers from ACT's and MME's dedicated and other businesses for the fourth quarter of 2024 and 2023, respectively. Our LTL trailer fleet includes 876 and 723 trailers from ACT's and MME's dedicated and other businesses for the year-to-date period ending December 31, 2024 and 2023, respectively.
7Computed with revenue, excluding intersegment transactions.

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Non-GAAP Financial Measures and Reconciliations
The terms "Adjusted Net Income Attributable to Knight-Swift," "Adjusted Operating Income," "Adjusted EPS," "Adjusted Operating Ratio," and "Free Cash Flow," as we define them, are not presented in accordance with GAAP. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Adjusted Net Income Attributable to Knight-Swift, Adjusted EPS, Adjusted Operating Income, and Adjusted Operating Ratio as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. Management and the board of directors use Free Cash Flow as a key measure of our liquidity. Free Cash Flow does not represent residual cash flow available for discretionary expenditures. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.
Adjusted Net Income Attributable to Knight-Swift, Adjusted Operating Income, Adjusted EPS, Adjusted Operating Ratio, and Free Cash Flow, are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

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Non-GAAP Reconciliation (Unaudited):
Adjusted Operating Income and Adjusted Operating Ratio 1 2

	Quarter Ended December 31,		Year-to-Date December 31,
	2024	2023	2024	2023
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,864,281	$1,931,919	$7,410,078	$7,141,766
Total operating expenses	(1,786,328)	(1,913,639)	(7,166,690)	(6,803,613)
Operating income	$77,953	$18,280	$243,388	$338,153
Operating ratio	95.8%	99.1%	96.7%	95.3%

Non-GAAP Presentation
Total revenue	$1,864,281	$1,931,919	$7,410,078	$7,141,766
Truckload and LTL fuel surcharge	(187,732)	(239,740)	(798,121)	(833,597)
Revenue, excluding truckload and LTL fuel surcharge	1,676,549	1,692,179	6,611,957	6,308,169

Total operating expenses	1,786,328	1,913,639	7,166,690	6,803,613
Adjusted for:
Truckload and LTL fuel surcharge	(187,732)	(239,740)	(798,121)	(833,597)
Amortization of intangibles [3]	(19,669)	(18,543)	(75,945)	(70,138)
Impairments [4]	(8,145)	(2,236)	(19,012)	(2,236)
Legal accruals [5]	(366)	(6,544)	(2,560)	(7,694)
Transaction fees [6]	—	—	(602)	(6,868)
Other acquisition related expenses [7]	—	(1,151)	—	(7,697)
Severance expense [8]	—	—	(7,219)	(5,151)
Change in fair value of deferred earnout [9]	—	—	859	3,359
Adjusted Operating Expenses	1,570,416	1,645,425	6,264,090	5,873,591
Adjusted Operating Income	$106,133	$46,754	$347,867	$434,578
Adjusted Operating Ratio	93.7%	97.2%	94.7%	93.1%

1     Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.
2    Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3    "Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the 2017 Merger, the ACT acquisition, the U.S. Xpress acquisition, and other acquisitions, as well as the non-cash amortization expense related to the fair value of favorable leases assumed in the DHE acquisition included within "Rental expense" in the condensed consolidated statements of comprehensive income.
4    "Impairments" reflects the non-cash impairment:
•2024 impairments of building improvements, certain revenue equipment held for sale, leases, and other equipment (within the Truckload segment and All Other Segments).
•2023 impairments related to certain revenue equipment held for sale (within the Truckload segment) and terminated software projects (recorded within our All Other Segments, specifically related to our third party insurance business).
5    "Legal accruals" are included in "Miscellaneous operating expenses" in the condensed consolidated statements of comprehensive income and reflect the following:
•Year-to-date 2024 legal expense reflects the increased estimated exposures for accrued legal matters based on recent settlement agreements.
•During the fourth quarter of 2023, the Company recorded estimated exposure for various legal matters. Additionally, the Company identified a probable loss contingency related to our third-party carrier insurance business included within our All Other segments. During the second and third quarters of 2023, legal expense reflects the increased estimated exposure for various accrued legal matters based on recent settlement agreements. First quarter 2023 legal expense reflects a decrease in the estimated exposure related to an accrued legal matter previously identified as probable and estimable in prior periods based on a recent settlement agreement.
6    "Transaction fees" reflects certain legal and professional fees associated with the July 1, 2023 and July 30, 2024 acquisitions of U.S. Xpress and DHE, respectively. The transaction fees are included within "Miscellaneous operating expenses" and "Salaries, wages, and benefits" and with small amounts included in other line items in the condensed statements of comprehensive income.

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7    "Other acquisition related expenses" represents one-time expenses associated with the U.S. Xpress acquisition, including certain severance expense, including the acceleration of stock compensation as well as other operating expenses. These are primarily included within "Salaries, wages, and benefits" in the condensed statements of comprehensive income.
8    "Severance expense" is included within "Salaries, wages, and benefits" in the condensed statements of comprehensive income.
9    "Change in fair value of deferred earnout" reflects the benefit for the change in fair value of a deferred earnout related to various acquisitions, which is recorded in "Miscellaneous operating expenses".

Non-GAAP Reconciliation (Unaudited):
Adjusted Net Income Attributable to Knight-Swift and Adjusted EPS 1 2

	Quarter Ended December 31,		Year-to-Date December 31,
	2024	2023	2024	2023
	(Dollars in thousands, except per share data)
GAAP: Net income (loss) attributable to Knight-Swift	$69,497	$(10,655)	$117,626	$217,149
Adjusted for:
Income tax expense attributable to Knight-Swift	10,707	1,294	32,960	54,768
Income (loss) before income taxes attributable to Knight-Swift	80,204	(9,361)	150,586	271,917
Amortization of intangibles [3]	19,669	18,543	75,945	70,138
Impairments [4]	8,145	2,236	19,012	2,236
Legal accruals [5]	366	6,544	2,560	7,694
Transaction fees [6]	—	—	602	6,868
Other acquisition related expenses [7]	—	1,151	—	7,697
Severance expense [8]	—	—	7,219	5,151
Change in fair value of deferred earnout [9]	—	—	(859)	(3,359)
Loss on investment [10]	—	—	12,107	—
USX purchase price obligation mark to market adjustment [11]	(36,617)	—	(36,617)	—
Adjusted income before income taxes	71,767	19,113	230,555	368,342
Provision for income tax expense at effective rate [12]	(13,278)	(4,645)	(58,470)	(89,603)
Non-GAAP: Adjusted Net Income Attributable to Knight-Swift	$58,489	$14,468	$172,085	$278,739

Note: Because the numbers reflected in the table below are calculated on a per share basis, they may not foot due to rounding.

	Quarter Ended December 31,		Year-to-Date December 31,
	2024	2023	2024	2023
GAAP: Earnings (loss) per diluted share	$0.43	$(0.07)	$0.73	$1.34
Adjusted for:
Income tax expense attributable to Knight-Swift	0.07	0.01	0.20	0.34
Income (loss) before income taxes attributable to Knight-Swift	0.49	(0.06)	0.93	1.68
Amortization of intangibles [3]	0.12	0.11	0.47	0.43
Impairments [4]	0.05	0.01	0.12	0.01
Legal accruals [5]	—	0.04	0.02	0.05
Transaction fees [6]	—	—	—	0.04
Other acquisition related expenses [7]	—	0.01	—	0.05
Severance expense [8]	—	—	0.04	0.03
Change in fair value of deferred earnout [9]	—	—	(0.01)	(0.02)
Loss on investment [10]	—	—	0.07	—
USX purchase price obligation mark to market adjustment [11]	(0.23)	—	(0.23)	—
Adjusted income before income taxes	0.44	0.12	1.42	2.28
Provision for income tax expense at effective rate [12]	(0.08)	(0.03)	(0.36)	(0.55)
Non-GAAP: Adjusted EPS	$0.36	$0.09	$1.06	$1.72

1Pursuant to the requirements of Regulation G, these tables reconcile consolidated GAAP net income attributable to Knight-Swift to non-GAAP consolidated Adjusted Net Income Attributable to Knight-Swift and consolidated GAAP diluted earnings per share to non-GAAP consolidated Adjusted EPS.
2Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 3.
4Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 4.

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5Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 5.
6Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 6.
7Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 7.
8Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 8.
9Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 9.
10"Loss on investment" reflects the write-off of a minority investment in a transportation-adjacent technology venture which ceased operations in the third quarter of 2024 and is recorded within the All Other Segments.
11Mark-to-market adjustment related to certain purchase price obligations associated with the acquisition of U.S. Xpress.
12For the fourth quarter of 2024, an adjusted effective tax rate of 18.5% was applied in our Adjusted EPS calculation to exclude certain discrete items. For the year-to-date period ended December 31, 2024, an adjusted effective tax rate of 25.4% was applied in our Adjusted EPS calculation to exclude certain discrete items.
For the fourth quarter and year-to-date of 2023, an effective tax rate of 24.3% was applied in our Adjusted EPS calculation. The change in the effective tax rate was primarily impacted by the change in pre-tax income based on the adjustments presented in Adjusted Net Income Attributable to Knight-Swift. For the year-to-date 2023, the effective tax rate was normalized to exclude the third quarter 2023 tax benefit from the partial release of the pre-acquisition allowance associated with the U.S. Xpress net operating loss and tax credit carryforward benefits.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio [1]

	Quarter Ended December 31,		Year-to-Date December 31,
Truckload Segment [2]	2024	2023	2024	2023
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,249,533	$1,351,970	$5,034,941	$4,698,655
Total operating expenses	(1,173,174)	(1,286,164)	(4,866,596)	(4,400,678)
Operating income	$76,359	$65,806	$168,345	$297,977
Operating ratio	93.9%	95.1%	96.7%	93.7%
Non-GAAP Presentation
Total revenue	$1,249,533	$1,351,970	$5,034,941	$4,698,655
Fuel surcharge	(145,096)	(195,940)	(625,739)	(665,711)
Intersegment transactions	(127)	(307)	(590)	(1,890)
Revenue, excluding fuel surcharge and intersegment transactions	1,104,310	1,155,723	4,408,612	4,031,054

Total operating expenses	1,173,174	1,286,164	4,866,596	4,400,678
Adjusted for:
Fuel surcharge	(145,096)	(195,940)	(625,739)	(665,711)
Intersegment transactions	(127)	(307)	(590)	(1,890)
Amortization of intangibles [3]	(1,774)	(2,329)	(7,099)	(5,576)
Impairments [4]	(7,470)	(656)	(17,132)	(656)
Legal accruals [5]	(366)	—	(702)	—
Other acquisition related expenses [6]	—	(1,151)	—	(7,697)
Severance [7]	—	—	(1,466)	(2,636)
Adjusted Operating Expenses	1,018,341	1,085,781	4,213,868	3,716,512
Adjusted Operating Income	$85,969	$69,942	$194,744	$314,542
Adjusted Operating Ratio	92.2%	93.9%	95.6%	92.2%

1     Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2    Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in historical Knight acquisitions and the U.S. Xpress acquisition.
4Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 4.
5Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 5.
6Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 7.
7Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 8.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio [1] — (Continued)

	Quarter Ended December 31,		Year-to-Date December 31,
LTL Segment [2]	2024	2023	2024	2023
GAAP Presentation	(Dollars in thousands)
Total revenue	$321,535	$275,877	$1,235,547	$1,082,454
Total operating expenses	(312,037)	(246,092)	(1,148,157)	(963,574)
Operating income	$9,498	$29,785	$87,390	$118,880
Operating ratio	97.0%	89.2%	92.9%	89.0%
Non-GAAP Presentation
Total revenue	$321,535	$275,877	$1,235,547	$1,082,454
Fuel surcharge	(42,636)	(43,800)	(172,382)	(167,886)
Revenue, excluding fuel surcharge	278,899	232,077	1,063,165	914,568

Total operating expenses	312,037	246,092	1,148,157	963,574
Adjusted for:
Fuel surcharge	(42,636)	(43,800)	(172,382)	(167,886)
Amortization of intangibles [3]	(5,044)	(3,920)	(17,447)	(15,680)
Impairments [4]	(674)	—	(674)	—
Adjusted Operating Expenses	263,683	198,372	957,654	780,008
Adjusted Operating Income	$15,216	$33,705	$105,511	$134,560
Adjusted Operating Ratio	94.5%	85.5%	90.1%	85.3%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the ACT, MME, and of DHE acquisitions, as well as the non-cash amortization expense related to the fair value of favorable leases assumed in the DHE acquisition.
4Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 4.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio [1] — (Continued)

	Quarter Ended December 31,		Year-to-Date December 31,
Logistics Segment [2]	2024	2023	2024	2023
GAAP Presentation	(Dollars in thousands)
Total revenue	$167,991	$164,535	$570,001	$582,250
Total operating expenses	(158,595)	(153,867)	(546,689)	(538,832)
Operating income	$9,396	$10,668	$23,312	$43,418
Operating ratio	94.4%	93.5%	95.9%	92.5%
Non-GAAP Presentation
Total revenue	$167,991	$164,535	$570,001	$582,250
Intersegment transactions	—	—	—	(4,555)
Revenue, excluding intersegment transactions	167,991	164,535	570,001	577,695

Total operating expenses	158,595	153,867	546,689	538,832
Adjusted for:
Intersegment transactions	—	—	—	(4,555)
Amortization of intangibles [3]	(1,164)	(610)	(4,656)	(1,613)
Adjusted Operating Expenses	157,431	153,257	542,033	532,664
Adjusted Operating Income	$10,560	$11,278	$27,968	$45,031
Adjusted Operating Ratio	93.7%	93.1%	95.1%	92.2%

	Quarter Ended December 31,		Year-to-Date December 31,
Intermodal Segment	2024	2023	2024	2023
GAAP Presentation	(Dollars in thousands)
Total revenue	$99,040	$94,431	$387,232	$410,549
Total operating expenses	(100,486)	(98,884)	(396,690)	(421,056)
Operating loss	$(1,446)	$(4,453)	$(9,458)	$(10,507)
Operating ratio	101.5%	104.7%	102.4%	102.6%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2    Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3    "Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the U.S. Xpress and UTXL acquisitions.

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Non-GAAP Reconciliation (Unaudited):
Free Cash Flow [1]

Year-to-Date December 31, 2024

GAAP: Cash flows from operations	$799,063
Adjusted for:
Proceeds from sale of property and equipment, including assets held for sale	253,923
Purchases of property and equipment	(819,150)
Non-GAAP: Free cash flow	$233,836

1Pursuant to the requirements of Regulation G, this table reconciles GAAP cash flows from operations to non-GAAP Free Cash Flow.

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